                                                                      EXHIBIT 32

CERTIFICATIONS PURSUANT TO 18 UNITED STATES CODE SECTION 1350

     Each of the undersigned hereby certifies that to his knowledge the report on Form 10-K for the fiscal year ended December 31, 2006 of Allstate Life Insurance Company filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Allstate Life Insurance Company.

March 13, 2007


                                        /s/ Casey J. Sylla
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                                        Casey J. Sylla
                                        Chairman of the Board and President


                                        /s/ John C. Pintozzi
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                                        John C. Pintozzi
                                        Senior Vice President and Chief
                                        Financial Officer